Exhibit 11

                              AMEN PROPERTIES, INC.
                  EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE




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
                                                                        For the Twelve Months Ended   For the Twelve Months Ended
                                                                             December 31, 2004              December 31, 2003
                                                Current      Year to    ---------------------------   ---------------------------
                                      Grant/    Period        Date         Basic        Diluted         Basic          Diluted
                           Total      Purch.     Days         Days         Weighted     Weighted        Weighted       Weighted
                           Shares      Date    Outstanding  Outstanding    Shares       Shares          Shares         Shares
                           ------      ----    -----------  -----------    ------       ------          ------         ------
Common Stock             1,992,056    12/31/03    366          366      729,092,496    729,092,496     727,100,440    727,100,440
Common Stock
  Dividend                 209,300    03/31/03    366          366       76,603,800     76,603,800      43,534,400     43,534,400
Preferred A Stock -
  Convertible              616,447    09/29/00    366          366                -    225,619,602               -    225,003,155
Preferred B Stock -
  Convertible              233,317    01/09/02    366          366                -     85,394,022               -     85,160,705


                        ----------                                     ------------  -------------    ------------  -------------
End of period            3,051,120                                      805,696,296  1,116,709,920     770,634,840  1,080,798,700
Days Outstanding from
 Beginning of
  Period                                                                        366            366             365            365
                                                                       ------------  -------------    ------------  -------------
Weighted average number
  of common shares
   outstanding                                                            2,201,356      3,051,120       2,111,328      2,961,092
                                                                       ============  =============    ============  =============

Net income (loss)
  From continuing
    operations                                                         $   (497,989)      (497,989)       (104,933)      (104,933)
  From discontinuing
    operations                                                              394,127        394,127         496,763        496,763
  Gain on sale of
    discontinued
      operations                                                            905,118        905,118               -              -
                                                                       ------------  -------------    ------------  -------------
Total net income (loss)                                                $    801,256        801,256         391,830        391,830
                                                                       ============  =============    ============  =============

Net income (loss)
 per share
  From continuing
    operations                                                         $      (0.23)         (0.16)          (0.05)         (0.04)
  From discontinuing
    operations                                                                 0.18           0.13            0.24           0.17
  Gain on sale of
    discontinued
     operations                                                                0.41           0.29               -              -
                                                                       ------------  -------------    ------------  -------------
Total net income (loss)
 per share                                                             $       0.36           0.26            0.19           0.13
                                                                       ============  =============    ============  =============
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